Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of GRAN TIERRA ENERGY INC. a Nevada corporation (the "Company") on Amendment No. 4 to the Form 10-KSB/A for the period ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Martin Eden, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 17, 2007	/s/ Martin Eden
Martin Eden Chief Financial Officer